                                                               6225 Smith Avenue
                                                  Baltimore, Maryland 21209-3600
                                              main 410.580.3000 fax 410.580.3001


                                 March 13, 2003

Newcastle Investment Corp.
1251 Avenue of the Americas
New York, New York 10020

         Re: Registration Statement on Form S-11 to be filed pursuant to Rule
             462(b)

Ladies and Gentlemen:

         We serve as special Maryland counsel to Newcastle Investment Corp., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the sale and issuance of 300,000 shares, plus up to an additional 45,000 shares which may issued to cover over-allotments (collectively, the "Shares"), of Series B Cumulative Redeemable Preferred Stock, $.01 par value per share, of the Company ("Series B Preferred Stock"), covered by Registration Statement on Form S-11 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof pursuant to Rule 462(b) promulgated by the Commission under the Securities Act of 1933, as amended. This opinion is being provided at your request in connection with the filing of the Registration Statement.

         In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

         1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the Act;

         2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

         3. Articles Supplementary relating to the Series B Preferred Stock, in the form attached as an Exhibit to the Registration Statement;

         4. The Bylaws of the Company, certified as of the date hereof by its Secretary;

         5. Resolutions (the "Resolutions") adopted by the Board of Directors of the Company relating to (i) the sale, issuance and registration of the Shares and (ii) the creation of

Piper Rudnick LLP - In Illinois, Piper Rudnick, an Illinois General Partnership

                                                      Newcastle Investment Corp.
                                                                  March 13, 2003
                                                                          Page 2


and delegation of authority to a Pricing Committee (the "Pricing Committee") of the Board of Directors in connection therewith, certified as of the date hereof by the Secretary of the Company;

         6. The form of certificate representing a share of Series B Preferred Stock, certified as of the date hereof by the Secretary of the Company;

         7. A certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and

         8. A certificate (the "Officer's Certificate") executed by Randal A. Nardone, Secretary of the Company, dated as of the date hereof.

         In expressing the opinion set forth below, we have assumed the following:

         1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

         2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

         3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

         4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

         5. The Shares have not been issued or transferred in violation of any restriction or limitation on transfer or ownership of shares of Capital Stock (as defined in the Charter) contained in Article VII or Article VIII of the Charter.

         6. Articles Supplementary relating to the Series B Preferred Stock will be accepted for record by the SDAT prior to the issuance of the Shares and such Articles Supplementary will not vary from the form of Articles Supplementary attached to the Registration Statement in any manner which is material to the opinion expressed herein.

                                                      Newcastle Investment Corp.
                                                                  March 13, 2003
                                                                          Page 3


         7. Prior to the issuance of the Shares, the Pricing Committee will adopt resolutions satisfying the requirements of Sections 2-203 and 2-208 of the Maryland General Corporation Law.

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

         1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

         2. The Shares have been duly authorized and, when issued in accordance with the Resolutions and upon payment therefor in the manner contemplated by the Registration Statement and the issuance and delivery of stock certificates representing the Shares, are validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

         We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein under the heading "Legal Matters". In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

                                                     Very truly yours,

                                                     PIPER RUDNICK LLP